Exhibit 99.1
Standard Diagnostics, Inc.
Financial Statements
For the year ended December 31, 2009

Standard Diagnostics, Inc.
Index
December 31, 2009

Page(s)
Report of Independent Auditor	1

Financial Statements

Statement of Financial Positions	2

Statement of Income	3

Statement of Appropriations of Retained Earnings	4

Statement of Changes in Shareholders’ Equity	5

Statement of Cash Flows	6

Notes to the Financial Statements	7 ~ 49

RESPECTED TRUSTED PROFESSIONAL
Report of Independent Auditor
To the Board of Directors and Shareholders of
Standard Diagnostics, Inc.
In our opinion, the accompanying statement of financial position and the related statements of income, of retained earnings, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Standard Diagnostics, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Korea. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
Accounting principles generally accepted in the Republic of Korea vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the financial statements.
Samil PricewaterhouseCoopers
May 24, 2010
Samil PricewaterhouseCoopers
LS Yongsan Tower, 191, Hangangno 2-ga, Yongsan-gu, Seoul 140-702, Korea (Yongsan P.O Box 266,140-600) www.samil.com
Samil PricewaterhouseCoopers is the Korean network firm of PricewaterhouseCoopers International Limited (PwCIL). “PricewaterhouseCoopers” and “PwC” refer to the network of member firms of PwCIL. Each member firm is a separate legal entity and does not act as an agent of PwCIL or any other member firm.

Standard Diagnostics, Inc.
Statement of Financial Position
December 31, 2009

(in thousands of Korean won)	2009
Assets
Current assets
Cash and cash equivalents (Note 26)	~~W~~	10,083,374
Government grants		(677,515)
Short-term financial instruments		10,000,000
Short-term available-for-sale securities (Note 3)		1,332,221
Trade accounts receivable, net (Notes 5 and 26)		28,280,630
Inventories, net (Note 6)		7,400,989
Other current assets (Note 10)		933,019

Total current assets		57,352,718

Available-for-sale securities (Note 3)		7,353,074
Equity-method investments (Note 7)		2,066,979
Property, plant and equipment, net (Note 8)		18,188,616
Intangible assets (Note 9)		1,277,723
Other non-current assets (Note 10)		1,625,546

Total assets	~~W~~	87,864,656

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable (Note 26)	~~W~~	5,231,225
Other accounts payable		1,091,124
Current portion of long-term borrowings (Note 12)		240,000
Allowance for sales return (Note 11)		199,796
Other current liabilities (Note 13)		1,633,995

Total current liabilities		8,396,140

Long-term borrowings (Note 12)		360,000
Other non-current liabilities (Note 13)		238,641

Total liabilities		8,994,781

Commitments and contingencies (Note 14)
Shareholders’ equity (Note 15)
Common stock (Note 16)		4,000,000
Capital surplus		18,754,092
Capital adjustment		(3,034,330)
Accumulated other comprehensive income and expense		1,275,420
Retained earnings (Note 17)		57,874,693

Total shareholders’ equity		78,869,875

Total liabilities and shareholders’ equity	~~W~~	87,864,656

The accompanying notes are an integral part of these financial statements.

Standard Diagnostics, Inc.
Statement of Income
Year ended December 31, 2009

(in thousands of Korean won)	2009
Sales (Note 19)	~~W~~	67,336,730

Cost of sales (Note 20)		19,164,357

Gross profit		48,172,373
Selling and administrative expenses (Notes 21)		16,019,473

Operating income		32,152,900

Non-operating income
Gains on foreign currency transaction		1,348,682
Equity income on investments (Note 7)		819,661
Others (Note 22)		1,713,872

		3,882,215

Non-operating expenses
Losses on foreign currency transaction		1,903,132
Losses on foreign currency translation		1,206,960
Losses on transaction of currency option		1,233,562
Others (Note 22)		1,470,214

		5,813,868

Income before income tax expenses		30,221,247
Income tax expenses (Note 23)		529,976

Net income	~~W~~	29,691,271

Basic earnings per share (Note 24)	~~W~~	3,889
Diluted earnings per share (Note 24)	~~W~~	3,859
The accompanying notes are an integral part of these financial statements.

Standard Diagnostics, Inc.
Statement of Appropriations of Retained Earnings
Year ended December 31, 2009

(in thousands of Korean won)	2009
Retained earnings before appropriations
Unappropriated retained earnings carried over from prior years	~~W~~	27,698,718
Net income		29,691,271

		57,389,989

Appropriations of retained earnings
Dividends (Note 17)		3,817,534
Legal reserve		381,753

		4,199,287

Unappropriated retained earnings carried forward to the subsequent year	~~W~~	53,190,702

The accompanying notes are an integral part of these financial statements.

Standard Diagnostics, Inc.
Statement of Changes in Shareholders’ Equity
Year ended December 31, 2009

(in thousands of Korean won)							Accumulated other
	Common		Capital		Capital		comprehensive		Retained
	stock		surplus		adjustment		income and expense		earnings		Total
Balance as of January 1, 2009	~~W~~	4,000,000	~~W~~	18,754,092	~~W~~	(3,184,636)	~~W~~	114,298	~~W~~	29,710,436	~~W~~	49,394,190

Dividends		—		—		—		—		(1,527,014)		(1,527,014)

Net income		—		—		—		—		29,691,271		29,691,271

Stock option activity		—		—		150,306		—		—		150,306

Gain on valuation of available for sale securities		—		—		—		1,123,560		—		1,123,560

Loss on valuation of available for sale securities		—		—		—		122,060		—		122,060

Change in equity from equity method		—		—		—		(84,694)		—		(84,694)

Change in negative equity from equity method		—		—		—		196		—		196

Balance as of December 31, 2009	~~W~~	4,000,000	~~W~~	18,754,092	~~W~~	(3,034,330)	~~W~~	1,275,420	~~W~~	57,874,693	~~W~~	78,869,875

The accompanying notes are an integral part of these financial statements.

Standard Diagnostics, Inc.
Statement of Cash Flows
Year ended December 31, 2009

(in thousands of Korean won)	2009
Cash flows from operating activities
Net income	~~W~~	29,691,271
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation		2,065,663
Impairment loss on property, plant and equipment		713,751
Impairment loss on intangible assets		502,034
Loss on transaction of currency option		1,233,562
Gain on valuation of equity-method investments		(819,661)
Other adjustments		809,428

		4,504,777

Changes in operating assets and liabilities
Increase in trade accounts receivable		(10,777,362)
Increase in inventories		(2,808,752)
Increase in trade accounts payable		1,675,179
Increase in government grants		902,789
Other changes		737,615

		(10,270,531)

Net cash provided by operating activities		23,925,517

Cash flows from investing activities
Decrease in short-term financial instruments		7,000,000
Increase in short-term financial instruments		(10,000,000)
Acquisition of available-for-sale securities		(4,520,500)
Acquisition of property, plant and equipment		(2,515,709)
Acquisition of intangible assets		(591,301)
Decrease in currency option liabilities		(6,897,920)
Other cash flows from investing activities		(74,299)

Net cash used in investing activities		(17,599,729)

Cash flows from financing activities
Repayment of current portion of long-term borrowings		(251,170)
Payment of dividends		(1,527,014)

Net cash used in financing activities		(1,778,184)

Net increase in cash and cash equivalents		4,547,604

Cash and cash equivalents
Beginning of the year		5,535,770

End of the year (Note 25)	~~W~~	10,083,374

The accompanying notes are an integral part of these financial statements.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
1. The Company
Standard Diagnostics, Inc. (the “Company”) was incorporated on February 1, 1999, to mainly engage in the business of manufacturing and selling diagnostics kits for humans and animals, raw materials, sub materials and research reagents. The headquarters of the Company is located in Yong-in, Kyoung-gi (South Korea) and factories are located at Yong-in and Suwon, Kyoung-gi (South Korea). The Company’s shares were listed on the Korea Stock Exchange on January 24, 2003.
The initial paid-in capital of the Company was ~~W~~ 50 million. As of December 31, 2009, the Company’s paid-in capital amounts to ~~W~~ 4,000 million and the Company’s shareholders are as follows:

	Number of
	shares	Percentage (%)
Y.S. Jo	2,355,694	29.45
Standard Diagnostics, Inc. (Treasury stock)	364,932	4.56
H.K. Lee	125,065	1.56
ING Investment Management Korea, Ltd.	124,716	1.56
Others	5,029,593	62.87

	8,000,000	100.00

2. Summary of significant accounting policies
Basis of presentation

The Company maintains its accounting records in Korean won and prepares statutory financial statements in Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language financial statements.
The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements. These policies have been consistently applied to all the years presented, unless otherwise stated.
Revenue recognition

Revenues from the sale of goods are recognized when the significant risks and rewards of ownership of goods are transferred to the buyer. Sales of goods are recognized when related goods are delivered.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks, and financial instruments with maturity of three months or less at the time of purchase. These financial instruments are readily convertible into cash without significant transaction costs and bear low risks from changes in value due to interest rate fluctuations. Financial instruments with maturity of over three months and within one year are classified as short-term financial instruments.
Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts and notes receivable. Allowances are calculated based on the historical bad debt rates and the future estimates made through a reasonable and objective method.
Trade accounts and notes receivable assigned or discounted

Trade accounts and notes receivable assigned or discounted are recorded as a sale of the receivables and resulting gains or losses are recognized in current operations if the rights and obligations of the related assets are substantially transferred to the buyers.
Inventories

The quantities of inventories are determined using the perpetual method and periodic inventory count, while the costs of inventories are determined using the first-in first-out average method for merchandise and finished goods, and the specific identification method for inventories in-transit. Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expense. Replacement cost is used for the estimate of net realizable value of raw materials. If, however, the circumstances which caused the valuation loss cease to exist, the valuation loss is reversed up to the original carrying amount before valuation. This reversal is deducted from cost of sales.
Investments in securities

Costs of securities are determined using the average method. Investments in equity securities or debt securities are classified into trading securities, available-for-sale securities and held-to-maturity securities, depending on the acquisition and holding purpose. Investments in equity securities of companies, over which the Company exercises a significant control or influence, are recorded using the equity method of accounting. Trading securities are classified as current assets while available-for-sale securities and held-to-maturity securities are classified as long-term investments, excluding those securities that mature or are certain to be disposed of within one year, which are then classified as current assets.
Held-to-maturity securities are measured at amortized cost while available-for-sale and trading securities are measured at fair value. However, non-marketable securities, classified as available-for-sale securities, are carried at cost when the fair values are not readily determinable. Non-marketable debt securities are carried at a value using the present value of future cash flows, discounted at a reasonable interest rate determined by considering the credit ratings provided by independent credit rating agencies.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Gains and losses related to trading securities are recognized in the income statement, while unrealized gains and losses of available-for-sale securities are recognized under other comprehensive income and expense. Realized gains and losses of available-for-sale securities are recognized in the income statement.
The difference between recoverable amount of the securities and amortized cost of debt securities or cost of equity securities is recognized as impairment loss in the in the income statement.
Equity method investments

Company reflects any changes in the equity of its equity-method investments after the initial purchase date. Under the equity method, the Company records changes in its proportionate ownership in the book value of the investee in current operations, as capital adjustments or as adjustments to retained earnings, depending on the nature of the underlying change in the book value of the investee. All other changes in equity should be accounted for under other comprehensive income and expense.
The Company discontinues the equity method of accounting for investments in equity method investees when the Company’s share in the accumulated losses of the investees equals the costs of the investments and until the subsequent cumulative changes in its proportionate net income of the investees equals its cumulative proportionate net losses not recognized during the periods when the equity method was suspended.
The Company recognizes the difference between the book value and the recoverable amount of the equity method investments as impairment loss if the difference deems material. If the value of the investment is recovered, the impairment loss is reversed up to the original carrying amount before impairment.
Differences between the initial purchase price and the Company’s initial proportionate ownership in the net book value of the investee are amortized over 5 years using straight-line method and the amortization is charged as an investment.
Unrealized gains (losses) arising from sales between the Company and its equity method investees is eliminated up to the extent of the Company’s ownership. Unrealized gains (losses) arising from sales between the Company and its subsidiaries is fully eliminated.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Property, plant and equipment

Property, plant and equipment are stated at cost, which includes acquisition cost, production cost and other costs required to prepare the asset for its intended use.
Buildings and structure are stated net of accumulated depreciation calculated based on using the straight-line method and other property, plant and equipment are stated net of accumulated depreciation calculated based on the declining balance depreciation method over the following estimated useful lives:

Description	Estimated useful lives
Buildings	40	years
Structure	20~40	years
Machinery	8	years
Tools	5	years
Office and research equipment	5	years
Vehicles	5	years
Facility system	5	years
Expenditures incurred after the acquisition or completion of assets are capitalized if they enhance the value of the related assets over their recently appraised value or extend the useful life of the related assets. Routine maintenance and repairs are charged to expense as incurred.
Intangible assets

Intangible assets are stated at cost, which includes acquisition cost, production cost and other costs required to prepare the asset for its intended use. Intangible assets are stated net of accumulated amortization calculated based on using straight-line depreciation method over the following estimated useful lives:

Description	Estimated useful lives
Development costs	3 years
Other intangible assets	3 years
Development costs, which are individually identifiable and directly related to a new technology or to new products which carry probable future benefits, are capitalized as intangible assets. Amortization of development costs begins at the commencement of the commercial production of the related products or use of the related technology. A case that requirements considered as an asset in development costs are not met and when the book value of development costs is significantly greater than its recoverable value is deducted from the book value to agree with recoverable amount and is recognized as an intangible asset impairment loss for the period.
Government grants

Government grants received, which are to be repaid, are recorded as liability, while grants without obligation to be repaid are offset against cost of assets purchased with such grants. Grants received for a specific purpose are offset against the specific expense for which it was granted, and other grants are recorded as a gain for the period

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Impairment of assets

When the book value of an asset is significantly greater than its recoverable value due to obsolescence, physical damage or an abrupt decline in the market value of the asset, the said decline in value is deducted from the book value to agree with recoverable amount and is recognized as an asset impairment loss for the period. When the recoverable value subsequently exceeds the book value, the impairment amount is recognized as gain for the period to the extent that the revised book value does not exceed the book value that would have been recorded without the impairment.
Translation of assets and liabilities denominated in foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at the rates of exchange in effect at the date of statement of financial position, and the resulting translation gains and losses are recognized in current operations.
Defined contribution pension plan

For defined contribution pension plan, the Company recognizes the contribution paid to the pension plan as expense during the period.
Derivatives

All derivative instruments are accounted for at their fair value according to the rights and obligations associated with the derivative contracts. The resulting changes in fair value of derivative instruments are recognized in the income statement.
Income taxes and deferred income taxes

Income tax expenses include the current income taxes under the relevant income tax law and the changes in deferred tax assets or liabilities. Deferred tax assets and liabilities represent temporary differences between financial reporting and the tax bases of assets and liabilities. Deferred tax assets are recognized for temporary differences which will decrease future taxable income or operating loss to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilized. Deferred tax effects applicable to items in the shareholders’ equity are directly reflected in the shareholders’ equity. The statement of financial position distinguishes the current and non-current portions of the deferred tax assets and liabilities, which is offset for the portion of incurred under same jurisdictions.
Share-based payments

In case of equity-settled share-based payment, the fair value of the goods or employee services received in exchange for the grant of the options is recognized as an expense and a capital adjustment.
Provisions and Contingent Liabilities

When there is a probability that an outflow of economic benefits will occur due to a present obligation resulting from a past event, and whose amount is reasonably estimable, a corresponding amount of provision is recognized in the financial statements. However, when such outflow is dependent upon a future event, is not certain to occur, or cannot be reliably estimated, a disclosure regarding the contingent liability is made in the notes to the financial statements.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Approval of financial statements

On February 12, 2010, the Board of Directors of the Company approved the financial statements for the year ended December 31, 2009.
3. Available-for-Sale Securities
Available-for-sale securities as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
	Number of	Percentage
	shares	of	Acquisition				Carrying
Investee	owned	ownership	cost		Fair value		value
Short-term available-for-sale securities
Dongkuk Industries Co., Ltd.	5,000	0.0100%	~~W~~	29,180	~~W~~	23,275	~~W~~	23,275
Doosan Engineering & Construction Co., Ltd.	2,000	0.0028%		36,430		14,980		14,980
Samsung Securities Co., Ltd.	1,000	0.0015%		63,910		63,200		63,200
Hanwha Chemical Corporation	2,640	0.0019%		45,685		35,640		35,640
Hyundai Securities Co., Ltd.	1,507	0.0009%		34,728		22,303		22.303
Hyundai Motor Company	500	0.0002%		34,250		60,500		60,500
LG Electronics Co., Ltd.	500	0.0003%		45,400		60,750		60,750
LIG Insurance Co., Ltd.	2,000	0.0033%		47,792		43,300		43,300
Beneficiary certificates	—	—		1,000,000		1,008,273		1,008,273

			~~W~~	1,337,375	~~W~~	1,332,221	~~W~~	1,332,221

Long-term available-for-sale securities
Medifron Co., Ltd.	213,156	1.02%	~~W~~	300,000	~~W~~	1,044,464	~~W~~	1,044,464
Neo Pharm Co., Ltd.	105,972	1.42%		500,000		773,596		773,596
Beneficiary certificates	—	—		4,106,310		4,518,079		4,518,079
Equity linked trust[1]	—	—		1,000,000		1,016,935		1,016,935

			~~W~~	5,906,310	~~W~~	7,353,074	~~W~~	7,353,074

[1]	During the year ended December 31, 2009, the gain on valuation of the equity linked trust amounted to ~~W~~ 17 million. This amount was included with non-operating income.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Changes in unrealized valuation gains and losses on available-for-sale securities for the year ended December 31, 2009, which are charged to accumulated other comprehensive income and expense, are as follows:

(in thousands of Korean won)
			Increase
2009	Beginning		(Decrease)		Realized		Ending
Short-term available-for-sale securities
Dongkuk Idustries Co., Ltd.	~~W~~	(5,180)	~~W~~	(725)	~~W~~	—	~~W~~	(5,905)
Doosan Engineering & Construction Co., Ltd.		(26,130)		4,680		—		(21,450)
Samsung Securities Co., Ltd.		(1,910)		1,200		—		(710)
Hanwha Chemical Corporation		(29,845)		19,800		—		(10,045)
Hyundai Securities Co., Ltd.		(20,126)		7,701		—		(12,425)
Hyundai Motor Company		(14,500)		40,750		—		26,250
LG Electronics Co., Ltd.		(8,000)		23,350		—		15,350
LIG Insurance Co., Ltd.		(24,192)		19,700		—		(4,492)
Beneficiary certificates		—		8,273		—		8,273

	~~W~~	(129,833)	~~W~~	124,729	~~W~~	—		(5,154)

Long-term available-for-sale securities
Medifron Co., Ltd.		6,945		737,519		—		744,464
Neo Pharm Co., Ltd.		—		273,596		—		273,596
Beneficiary certificates		(24,962)		436,731		—		411,769

	~~W~~	(18,017)	~~W~~	1,447,846		—	~~W~~	1,429,829

Deferred income taxes charged directly to the shareholders’ equity								(313,939)

							~~W~~	1,110,736

4. Held-to-maturity securities
Details of held-to-maturity securities as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Within 1 year	~~W~~	6,280
Over 1 year and within 5 years		167,380

	~~W~~	173,660

All of the above held-to maturity securities consist of government-issued securities.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
5. Trade accounts receivable
Details of trade accounts receivable as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Trade account receivable	~~W~~	28,709,454
Less: Allowance for doubtful accounts		(428,824)

	~~W~~	28,280,630

6. Inventories
Details of inventories as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Merchandise	~~W~~	93,334
Finished goods		1,807,681
Work-in-process		3,206,069
Raw materials		1,047,401
Sub materials		1,905,124
Goods-in-transit		351

		8,059,960
Less: Valuation reserve		(658,971)

	~~W~~	7,400,989

As of December 31, 2009, inventories are insured against fire and casualty losses for up to ~~W~~ 1,808 million. The Company is the beneficiary of the insurance benefits.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
7. Equity-method investments
Details of equity-method investments as of December 31, 2009 are as follows:

(in thousands of Korean won)
2009
	Number of	Ownership	Acquisition		Net asset		Book
Investee	shares	ratio (%)	cost		value		value
Bionote, Inc.[1]	320,000	10.00	~~W~~	320,000	~~W~~	709,115	~~W~~	714,273
SD Bio Standard Diagnostics Pvt Ltd.	8,526,000	99.80		1,875,284		1,806,450		1,352,706

			~~W~~	2,195,284	~~W~~	2,515,565	~~W~~	2,066,979

[1]	The Company’s equity interest in Bionote, Inc. is less than 20%. However, the equity method was applied as the representative director of the Company is designated as representative director of investee.
The financial information of the investees for the year ended December 31, 2009 is as follows:

(in thousands of Korean won)
2009
Investee	Assets		Liabilities		Sales		Net Income
Bionote, Inc.	~~W~~	9,838,781	~~W~~	974,838	~~W~~	4,774,748	~~W~~	953,200
SD Bio Standard Diagnostics Pvt Ltd.		8,842,966		7,032,895		14,810,400		459,890
Details of changes in the differences between the initial purchase prices and the Company’s initial proportionate ownership in the net book value of the investees, which are amortized over a period of five years, are as follows:

(in thousands of Korean won)
2009
Investee	Beginning		Amortization		Ending
Bionote, Inc.	~~W~~	10,316	~~W~~	5,158	~~W~~	5,158

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Details of the elimination of unrealized gain arising from intercompany transactions according to the equity method of accounting are as follows:

(in thousands of Korean won)
Investee	Account	2009
SD Bio Standard Diagnostics Pvt Ltd.	Inventory	~~W~~	453,744
Changes in equity-method investments are as follows:

(in thousands of Korean won)
2009
			Gain on		Change in
Investee	Beginning		valuation		equity		Ending
Bionote, Inc.	~~W~~	647,175	~~W~~	67,098	~~W~~	—	~~W~~	714,273
SD Bio Standard Diagnostics Pvt Ltd.		684,838		752,563		(84,695)		1,352,706

	~~W~~	1,332,013	~~W~~	819,661	~~W~~	(84,695)	~~W~~	2,066,979

Changes in equity from equity method are as follows:

2009
Investee	Beginning		Increase		Decrease		Ending
Bionote, Inc.	~~W~~	(1,355)	~~W~~	—	~~W~~	(196)	~~W~~	(1,159)
SD Bio Standard Diagnostics Pvt Ltd.		250,537		—		84,694		165,843

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
8. Property, plant and equipment
Changes in property, plant and equipment for the year ended December 31, 2009 are as follows:

	2009
(in thousands									Construction
of Korean won)	Land[1]		Buildings[1]		Structures		Machinery		-in-progress		Others		Total
Beginning	~~W~~	5,978,876	~~W~~	7,703,506	~~W~~	811,454	~~W~~	3,144,826	~~W~~	374,250	~~W~~	949,408	~~W~~	18,962,320
Acquisition		—		—		—		868,531		409,790		811,088		2,089,409
Reclassification		—		—		—		360,600		(434,250)		73,650		—
Disposal		(75,274)		—		—		(3,188)		—		(5,237)		(83,699)
Impairment		—		—		—		(684,582)		—		(29,169)		(713,751)
Depreciation		—		(209,525)		(23,228)		(1,218,258)		—		(614,652)		(2,065,663)

Ending	~~W~~	5,903,602	~~W~~	7,493,981	~~W~~	788,226	~~W~~	2,467,929	~~W~~	349,790	~~W~~	1,185,088	~~W~~	18,188,616

[1]	Certain land and buildings (book value: ~~W~~ 7,018 million) are provided as collaterals for the borrowing from the Industrial Bank of Korea up to ~~W~~ 1,500 million.
As of December 31, 2009, assets covered by insurance policies are as follows:

(in millions of Korean won)
Insured Assets	Insurance Coverage
Buildings and others	~~W~~	5,976
As of December 31, 2009, the value of the Company’s land, as determined by the local government in Korea for property tax assessment purposes, was ~~W~~ 8,126 million.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
9. Intangible Assets
Changes in intangible assets for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)
	2009
					Other
	Development		Government		intangible
	cost		grants		assets		Total
Beginning	~~W~~	2,469,404	~~W~~	(747,312)	~~W~~	59,552	~~W~~	1,781,644
Acquisition or transfer-in		568,902		(350,989)		22,400		240,313
Amortization		(334,879)		123,206		(30,526)		(242,199)
Impairment[1]		(502,035)		—		—		(502,035)

Ending	~~W~~	2,201,392	~~W~~	(975,095)	~~W~~	51,426	~~W~~	1,277,723

Acquisition cost		4,839,126		(1,128,604)		104,431		3,814,953
Accumulated amortization		2,135,699		(153,509)		53,005		2,035,195
Impairment		502,035		—		—		502,035

[1]	The Company recognized the impairment loss of ~~W~~ 502 million representing the difference between the recoverable value of development cost and its book value.
Details of research and development costs for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Low material costs	~~W~~	2,367,252
Labor costs		1,704,129
Other costs		1,133,694

	~~W~~	5,205,075

Accounting treatment
Intangible asset	~~W~~	568,902
Ordinary development expenses		4,636,173
Details of research and ordinary development expenses for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Selling and administrative expenses	~~W~~	242,199

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Details of important intangible asset as of December 31, 2009 are as follows:

			Expected year of
(in thousands of Korean won)	2009		development completion
Development of Microfluidics chip	~~W~~	1,533,616	2012
10. Other assets
Other assets as of December 31, 2009 are as follows:

(in thousands of Korean won)		2009
Current assets	Short-term held-to-maturity securities	~~W~~	6,280
	Other receivables		66,884
	Accrued revenues		293,649
	Advance payments		115,180
	Prepaid Expenses		11,543
	Current deferred income tax assets		439,483

		~~W~~	933,019

Non-current assets	Held-to-maturity securities	~~W~~	167,380
	Other investments		692,251
	Guarantee deposits		282,038
	Non-current deferred income tax assets		483,877

		~~W~~	1,625,546

11. Allowance for sales return
Allowance for sales return as of December 31, 2009 is as follows:

(in thousands of Korean won)	2009
	Beginning		Increase		Decrease		Ending
Allowance for sales return	~~W~~	209,111	~~W~~	199,796	~~W~~	(209,111)	~~W~~	199,796
As of December 31, 2009, the Company has accrued allowance for sales return for the estimated sales return in respect of sales incurred in 2009. Most of related outflows of economic benefits are expected to incur in 2010.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
12. Long-term borrowings
Details of long-term borrowings as of December 31, 2009 are as follows:

	Annual
(in thousands of Korean won)	interest rate	2009
Industrial Bank of Korea	3.50%	~~W~~	600,000
Less: current portion			(240,000)

		~~W~~	360,000

The above long-term borrowings are secured by property, plant and equipment and lender is designated as beneficiaries of insurance in respect of property, plant and equipment.
Repayment schedule of the long-term borrowings as of December 31, 2009 is as follows:

(in thousands of Korean won)
Year	Amount
2011	~~W~~	240,000
2012		120,000

	~~W~~	360,000

13. Other liabilities
Other liabilities as of December 31, 2009 are as follows:

(in thousands of Korean won)		2009
Current liabilities	Advance receipts	~~W~~	187,606
	Withholdings		373,036
	Accrued expenses		125,120
	Income taxes payable		750,270
	Currency option		197,963

		~~W~~	1,633,995

Non-current liabilities	Provision for severance benefits	~~W~~	22,641
	Other long-term accounts payable		216,000

		~~W~~	238,641

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
14. Commitments and contingencies
As of December 31, 2009, the Company has a loan agreement with Industrial Bank of Korea with a maximum limit of
~~W~~ 1,200 million. The Company also has agreements with Shinhan Bank and Kookmin Bank in relation to discount of electronic bills up to ~~W~~ 2,000 million (Executed amount: ~~W~~ 1,185 million) and ~~W~~ 3,000 million (Executed amount: ~~W~~ 1,737 million), respectively.
The Company endorsed over trade accounts receivable and trade accounts receivable of ~~W~~ 247 million is outstanding as of December 31, 2009.
Seoul Guarantee Insurance Company provided guarantees of ~~W~~ 258 million for the Company’s fulfillment of contracts as of December 31, 2009.
The Company provided guarantees amounting to USD 223,000 to a related party, SD Bio Standard Diagnostics Pvt Ltd., in relation to subsidiary’s borrowings from Shinhan Bank.
The Company has a derivatives agreement with Citibank with a maximum limit of USD 2,000,000. As of December 31, 2009, the Company entered into a currency option contract. The gain on valuation of option amounts to ~~W~~ 53 million for the year ended December 31, 2009. CEO of the Company provides guarantees for settlement of derivative.
15. Shareholders’ equity
Shareholders’ equity as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Common stock	~~W~~	4,000,000
Capital surplus
Additional paid-in capital		18,330,693
Gain on sale of treasury stock		423,399
Capital adjustment
Treasury stock		(3,650,475)
Stock option		616,146
Accumulated other comprehensive income and expense
Change in equity from equity method		165,843
Change in negative equity from equity method		(1,159)
Unrealized gains on valuation of AFS securities		1,159,104
Unrealized losses on valuation of AFS securities		(48,369)
Retained earnings		57,874,693

	~~W~~	78,869,875

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
16. Capital stock
The Company is authorized to issue 20 million shares with the par value per share of ~~W~~ 500. As of December 31, 2009, the Company has issued 8 million shares of common stock.
According to the article of incorporation, the Company can grant stock options to its employees to the extent of 15% of issued shares based on special resolution in general meeting of shareholders. As of December 31, 2009, number of granted shares is 216,000.
According to the article of incorporation, the Company can issue convertible bond that can convert into common stock and bond with warrant to any person other than shareholders up to ~~W~~ 20 billion. As of December 31, 2009, there is no outstanding balance of convertible bond and bond with warrant.
The Company has acquired 875,000 treasury shares to stabilize the market price of stock. As employees exercised their stock options on January 5, 2010, the Company granted all of treasury shares to employees.
17. Retained earnings
The Commercial Code of the Republic of Korea requires the Company to appropriate, as a legal reserve, an amount equal to a minimum 10% of cash dividends paid, until such reserve equals 50% of its issued capital stock. The reserve is not available for the payment of cash dividends, but may be transferred to capital stock, or used to reduce accumulated deficit, if any, with the ratification of the majority of the Company’s shareholders.
Details of dividends declared for the year ended December 31, 2009 are as follows:

(in Korean won)	2009
Shares		7,635,068 shares
Dividend ratio		100%
Dividends per share	~~W~~	500
Total dividends	~~W~~	3,817,534,000
The Company’s dividend payout ratios and dividend yield ratios for the year ended December 31, 2009 are as follows:

2009
Dividend payout ratio	12.86%
Dividend yield ratio	1.57%

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
18. Share-based payments
The Company granted its employees share options to purchase its shares at a pre-determined exercise price. Details of share options are as follows:

Date of grant	September 7, 2005	October 21, 2009
Type of granted shares	Registered common shares	Registered common shares
Number of granted shares	90,000 shares	126,000 shares
Number of exercised shares	—	—
Number of exercisable shares	90,000 shares	126,000 shares
Terms of exercise	More than 3 years of working from date of grant	More than 3 years of working from date of grant
Exercisable period	Sep 7, 2008 — Sep 6, 2012	Oct 21, 2012 — Oct 20, 2016
Exercise price[1]	~~W~~ 9,500 per share	~~W~~ 29,800 per share

[1]	Exercise price can be modified in case of issuance of shares, stock dividend and stock split.
The expense incurred for the year ended December 31, 2009 and expected to be incurred in the future related to above stock option are ~~W~~ 150,306 thousand and ~~W~~ 2,135,591 thousand, respectively.
The assumptions used for determination of compensation costs are as follows:

Date of grant	September 7, 2005	October 21, 2009
Risk-free interest rate[1]	4.60%	4.97%
Expected exercise period	2 years	2 years
Expected share price volatility	59.74%	67.97%
Expected dividend yield	—%	1%

[1]	rate of return of five-year government bond as of determination date
Stock options, granted on September 7, 2005, exercised on January 5, 2010 with the Company’s treasury shares. Stock options, granted on October 21, 2009, were cancelled in January, 2010.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
19. Sales
Details of sales for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Sales — manufactured goods	~~W~~	66,800,343
Sales — trading		473,564
Sales — services		62,823

	~~W~~	67,336,730

20. Cost of sales
Details of cost of sales for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Cost of manufacture
Inventory, beginning	~~W~~	1,556,252
Manufacturing cost for the year		19,325,203
Transfer to other accounts		(594,622)
Inventory, ending		(1,665,543)

		18,621,290

Cost of goods sold
Inventory, beginning		50,220
Net purchase		377,126
Transfer from other accounts		183,045
Inventory, ending		(67,324)

		543,067

	~~W~~	19,164,357

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
21. Selling and administrative expenses
Details of selling and administrative expenses for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Research and development expenses	~~W~~	4,636,173
Salaries and wages		2,963,735
Transportation		2,182,695
Commissions		1,566,250
Sales promotional expenses		736,548
Travel		733,063
Advertising		725,789
Employee benefits		527,213
Severance benefits		289,288
Depreciation		253,899
Amortization		242,199
Supplies		239,264
Rent		161,571
Compensation expenses associated with stock option		150,306
Vehicle maintenance		146,763
Taxes and dues		143,549
Communication		123,033
Entertainment		52,058
Insurance		41,890
Books and printing		40,696
Utilities		21,149
Repairs and maintenance		19,824
Training		18,339
Miscellaneous		4,179

	~~W~~	16,019,473

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
22.	Other non-operating income and expenses
Other non-operating income and expenses for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)		2009
Non-operating income	Interest income	~~W~~	493,558
	Dividends income		4,451
	Gains on foreign currency translation		656,519
	Reversal of allowance for doubtful accounts		204,792
	Gains on valuation of securities		16,935
	Gains on valuation of currency option		52,527
	Gains on transaction of currency option		208,146
	Gains on disposition of property, plant and equipment		10,610
	Reversal of allowance for sales return		9,314
	Others		57,020

		~~W~~	1,713,872

Non-current liabilities	Interest expenses	~~W~~	25,951
	Donations		1,000
	Losses on valuation of other investment		213,844
	Losses on disposition of property, plant and equipment		5,094
	Impairment losses on property, plant and equipment		713,751
	Impairment losses on intangible assets		502,034
	Others		8,540

		~~W~~	1,470,214

23.	Income tax expense

Income tax expense for the year ended December 31, 2009 consists of the following:

(in thousands of Korean won)	2009
Current income taxes	~~W~~	1,013,397
Changes in deferred tax assets from accumulated temporary differences		(156,663)
Changes in income taxes charged directly to the shareholders’ equity		(326,758)

Income tax expense	~~W~~	529,976

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
The details of deferred income taxes charged directly to the shareholders’ equity as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
	Temporary
	differences		Tax effects
Gain on valuation of available-for-sale securities	~~W~~	1,440,728	~~W~~	(317,167)
Loss on valuation of available-for-sale securities		131,847		(9,787)
Change in negative equity from equity method		—		196

	~~W~~	1,572,575	~~W~~	(326,758)

Reconciliation of income taxes using statutory tax rate and income tax expense and effective tax rate for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Net income before tax (A)	~~W~~	30,221,247

Income tax based on statutory rate		7,313,542
Adjustments
Non-taxable income		(20,812)
Non-deductible expense		90,222
Tax credits		(5,650,944)
Effects due to tax rate change		(1,177,832)
Others		(24,200)

Income tax expense (B)	~~W~~	529,976

Effective tax rate (B/A)		1.75%

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Details of changes in temporary differences and related deferred tax assets and liabilities for the year ended December 31, 2009 are as follows:

2009	Temporary differences				Deferred tax assets(liabilities)
(in thousands of Korean won)	Beginning		Ending		Beginning		Ending
Accrued severance benefits	~~W~~	13,092	~~W~~	15,849		1,008	~~W~~	3,487
Government grant		1,613,237		2,203,764		124,219		484,828
Amortization		64,175		42,558		4,942		9,363
Impairment losses on intangible assets		49,524		—		3,814		—
Allowance for bad debts		796,666		170,036		70,107		20,574
Gain or loss on foreign currency translation		(623,859)		531,597		(54,900)		64,323
Inventories		395,609		658,971		34,814		79,736
Bad debt loss		19,084		38,952		1,679		4,713
Equity method investments		1,112,323		292,662		(17,715)		(60,947)
Allowance for sales return		209,111		199,796		18,402		24,175
Capitalized interest expense		3,595		3,495		277		769
Depreciation		3,572		1,077		275		237
Impairment loss on property, plant and equipment		—		713,751		—		157,025
Accrued income		(389,392)		(293,649)		(34,267)		(35,531)
Available-for-sale securities		875,312		(697,262)		68,828		(153,908)
Gain on valuation of equity method investment		(249,052)		(164,357)		114		327
Gain on valuation of investments		—		(16,935)		—		(3,726)
Loss on valuation of investments		—		213,844		—		47,046
Gain (loss) on currency option		6,194,332		197,963		545,101		23,954

Sub-total	~~W~~	10,087,329	~~W~~	4,112,112	~~W~~	766,698	~~W~~	666,445
Tax deduction		506,241		256,916		—		256,916

					~~W~~	766,698	~~W~~	923,361

Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the period during which the temporary differences reverse, the outlook of the Korean economic environment, and the overall future industry outlook. Management periodically considers these factors in reaching its conclusion and recognized the deferred income tax asset since all the future tax benefits are determined to be realizable as of December 31, 2009.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
The gross balances of deferred tax assets and liabilities as of December 31, 2009 are as follows:

	2009
(in thousands of Korean won)	Deferred tax assets		Deferred tax liabilities
Current	~~W~~	218,099	~~W~~	(35,531)
Non — current		863,112		(379,235)
The Company relocated its headquarter from Suwon to Yong-in on January 11, 2005. In accordance with Restriction of Special Taxation Act, it benefits from tax exemption for small or medium enterprises which relocate outside of income taxes of metropolitan area. As such, the Company entitles to 100 percent exemption from FY 2005 to 2009 and 50 percent from FY 2010 to 2011.
24.	Earnings per share

Basic earnings per share for the year ended December 31, 2009 are as follows:

(in Korean won)	2009
Net income attributable to common stock[1]	~~W~~	29,691,271,221
Weighted average number of common stock outstanding[2]		7,635,068 shares
Basic earnings per share	~~W~~	3,889
Diluted earnings per share for the year ended December 31, 2009 are as follows:

(in Korean won)	2009
Diluted net income attributable to common stock[1]	~~W~~	29,691,271,221
Weighted average number of common stock for diluted earnings per share[2]		7,693,845 shares
Diluted earnings per share	~~W~~	3,859

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009

[1]	Net income attributable to common stock and net income used to determine diluted earnings per share are as follows:

(in Korean won)	2009
Net income	~~W~~	29,691,271,221
Adjustment		—

Net income attributable to common stock		29,691,271,221
Compensation expense associated with stock option(*)		—

Net income used to determine diluted earnings per share	~~W~~	29,691,271,221

(*)	No compensation expense associated with stock option that has dilutive effect incurred during the year.

[2]	Weighted average number of common stock is as follows:

2009
January 1 balance	8,000,000
Acquisition of treasury shares	(364,932)

Weighted average number of common stock outstanding	7,635,068
Stock options	58,777

Weighted average number of common stock for diluted earnings per share	7,693,845

25.	Supplemental cash flow information
Significant transactions not affecting cash flows are summarized as follows:

(in thousands of Korean won)	2009
Off-set account receivable with allowance	~~W~~	355,299
Reclassification of the current portion of held-to maturity securities		6,280
Transfer of used portion of government grants to equipment		426,300
Transfer of used portion of government grants to development expenses		464,989
Transfer of used portion of government grants to long-term account payable		114,000
Reclassification of the current portion of long-term debt		240,000
Transfer of construction-in-progress to property, plant and equipment		434,250

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
26.	Monetary assets and liabilities denominated in foreign currency
Monetary assets and liabilities denominated in foreign currency as of December 31, 2009 are summarized as follows:

	2009
	Foreign
	currencies		Korean won equivalent
Assets
Cash and cash equivalents	USD	4,159,247	~~W~~	4,856,337
	EUR	252,808		423,271
	GBP	1,631		3,062
	AUD	4,653		4,862
Trade accounts receivable	USD	14,911,508		17,410,677
	EUR	302		506
Guarantee deposits	USD	63,132		73,713

			~~W~~	22,772,428

Liabilities
Trade accounts payable	USD	375,678	~~W~~	438,642
	EUR	128,526		215,188
	CNY	1,750		299

			~~W~~	654,129

For the year ended December 31, 2009, translation gain and loss amounts to ~~W~~ 656,519 thousand and ~~W~~ 1,206,960 thousand, respectively.
27.	Related party transactions
The Company’s subsidiary company is as follows:

Company name

Overseas	SD Bio Standard Diagnostics Pvt Ltd.
Significant transactions with related party for the year ended December 31, 2009 and related account balances as of December 31, 2009 are as follows:

(in thousands of Korean won)	2009
	Sales		Purchases		Receivables		Payables
Subsidiaries
SD Bio Standard Diagnostics Pvt Ltd.	~~W~~	8,417,416	~~W~~	160,081	~~W~~	6,687,588	~~W~~	—
Equity-method investees
Bionote, Inc.		84,221		136,776		—		64,909

	~~W~~	8,501,637	~~W~~	296,857	~~W~~	6,687,588	~~W~~	64,909

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
As of December 31, 2009, the Company is provided with payment guarantees related to long-term debt and currency option contracts from the CEO of the Company.
Key management consists of executive officers who have the authority and responsibility in the planning, directing and control of the Company’s operations. As compensation to the key management, salary of ~~W~~ 1,331 million, retirement allowance of ~~W~~ 169 million and share-based compensation expenses of ~~W~~ 36 million were recognized as expenses in 2009.
As of December 31, 2009, the Company provides payment guarantees of USD 223,000 to Shinhan Bank New Delhi Branch for borrowings of SD Bio Standard Diagnostics Pvt Ltd.
28.	Comprehensive income
The details of comprehensive income and expense for the year ended December 31, 2009 are as follows:

(in thousands of Korean won)	2009
Net income	~~W~~	29,691,271
Other comprehensive income and expense		1,161,123
Change in equity from equity method, net of tax of ~~W~~ 196 thousand		(84,498)
Gain on valuation of available-for-sale securities, net of tax of ~~W~~ (326,954) thousand		1,245,621

Comprehensive income	~~W~~	30,852,394

29.	Subsequent events
The Company’s CEO and Inverness Medical Innovations SK, LLC have gone under a tender offer process with intent to delist the Company from the stock market, and the terms of the offer are as follows:

Starting date	Expiration date	Purchase price	Expected purchase volume
February 23, 2010	March 15, 2010	~~W~~ 40,000 per share	Up to 1,295,836 shares
When number of shares owned by public buyer and the CEO meets the requirements for voluntary delisting, the Company will file application for delisting in accordance with the relevant regulations.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
30.	Fourth quarter financial information
The Company’s financial information for the three-month period ended December 31, 2009, which the Company has not prepared separate financial statements for, are as follows:

(in thousands of Korean won,	Three-month period
except for per share amounts)	ended December 31, 2009
Sales	~~W~~	23,376,401
Cost of sales		5,806,953
Operating income		11,531,589
Net income		9,716,096
Basic earnings per share (in Korean won)		1,273
Diluted earnings per share (in Korean won)		1,262
31.	Early adoption of K-IFRS
The Company decided to early adopt the Korean International Financial Reporting Standards (K-IFRS) from 2010. The principal matters of the adoption are as follows:
(1)	Implementation plans and details of progress

The Company organized a task force in order to manage the Company’s K-IFRS implementation process and trained related personnel based on the roadmap on the adoption of IFRS announced in March 2007 and began pre-analysis on impact of the adoption. Since 2009, the Company has engaged an external advisory firm and completed an analysis on the significant differences between K-IFRS and current Korean Financial Accounting Standards and on the impact of the possible alternatives of K-IFRS on the Company’s financial information, and selected the final accounting policies. The Company has changed the operation process in line with the changed operations since 2009 and prepared the financial statements as of the conversion date (January 1, 2009).

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
(2)	Major differences in accounting principles

The significant differences between the Company’s accounting policies under K-IFRS and current Korean Financial Accounting Standards are as follows:

Investments in subsidiaries, jointly controlled entities and related companies -

The Company is currently accounting for the investments in subsidiaries, jointly controlled entities and related companies under equity method in conformity with Korean GAAP. However, the investment is measured at cost in the separate financial statements under K-IFRS.

Intangible assets

Intangible assets are amortized over the estimated useful lives less than 20 years in accordance with current Korean GAAP, unless stated otherwise in relevant laws and regulations or contracts by which exclusive rights are granted. However, the intangible assets with indefinite lives should be reviewed for impairment regularly under K-IFRS instead of being amortized.

Deferred income taxes

Deferred tax assets and liabilities are classified into current and non-current portions by the classification of the base assets or liabilities in the statement of financial position or the expected reverse period in accordance with current Korean GAAP. However, the deferred tax assets and liabilities are classified into non-current portion under K-IFRS.

(3)	Changes in entities subject to consolidation

According to Korean GAAP, SD Bio Standard Diagnostics Pvt Ltd. is not subject to consolidation since its total assets as of prior year-end are less than 10 billion Korean Won. However, it is subject to consolidation under K-IFRS.

(4)	Impact on financial position and results of operations

The impact on financial position and results of operations is prepared for individual financial statements and can be changed by further analysis or amendments of accounting standards.

Adjustments of financial positions as of January 1, 2009

(in millions of Korean won)	Asset		Liability		Equity
Current accounting standards	~~W~~	61,980	~~W~~	12,586	~~W~~	49,394
Property, plant and equipment[1]		1,807		—		1,807
Employee salaries[2]		—		94		(94)
Investment stock under equity method[3]		863		—		863
Membership[4]		(269)		—		(269)
Accounts receivable[5]		262		262		—
Allowance for bad debts[6]		630		—		630
Income tax effect[7]		(148)		—		(148)
Total		3,145		356		2,789

K-IFRS	~~W~~	65,125	~~W~~	12,942	~~W~~	52,183

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Adjustments of financial positions as of December 31, 2009

(in millions of Korean won)	Asset		Liability		Equity
Current accounting standards	~~W~~	87,865	~~W~~	8,995	~~W~~	78,870
Property, plant and equipment[1]		2,343		—		2,343
Employee salaries[2]		—		125		(125)
Investment stock under equity method[3]		128		—		128
Membership[4]		(214)		—		(214)
Accounts receivable[5]		247		247		—
Allowance for bad debts[6]		429		—		429
Income tax effect[7]		(445)		—		(445)
Total		2,488		372		2,116

K-IFRS	~~W~~	90,353	~~W~~	9,367	~~W~~	80,986

Adjustments of operations for the year ended December 31, 2009

			Comprehensive
(in millions of Korean won)	Net income		income
Current accounting standards	~~W~~	29,691	~~W~~	30,852
Adjustment amount:
Property, plant and equipment[1]		536		536
Employee salaries[2]		(31)		(31)
Investment stock under equity method[3]		(820)		(984)
Membership[4]		—		(214)
Allowance for bad debts[6]		(201)		(201)
Income tax effect[7]		(323)		(276)
Total		(839)		(1,170)

K-IFRS	~~W~~	28,852	~~W~~	29,682

[1]	Adjustment due to differences in depreciation method of property, plant and equipment

[2]	Adjustment due to recognition of liabilities related to annual leave

[3]	Adjustment due to using cost method in accounting for equity method investments and difference in the scope of equity method

[4]	Adjustment due to fair value measurement of membership for shareholders which is classified as financial instruments

[5]	Adjustment due to bill endorsements which do not meet the transfer requirements

[6]	Adjustment due to differences in the method for impairment recognition of accounts receivable

[7]	Adjustment of deferred income taxes

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
32.	Reconciliation from Korean GAAP to US GAAP
The financial statements have been prepared in accordance with accounting principles generally accepted in Korea (“Korean GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). The significant differences are described below. Other differences do not have a significant effect on either consolidated net income or shareholders’ equity.
Principles of consolidation
Under Korean GAAP, investments in majority-owned (greater than 50%) subsidiaries and substantially controlled entities are consolidated, except for companies with less than ~~W~~ 10 billion of total assets as of the prior fiscal year-end. Substantial control is deemed to exist if (a) more than 30% of its issued share capital is held by an investor and that investor is the largest shareholder, or (b) more than 30% of the issued share capital is held jointly by an investor and the investor’s subsidiaries and when their share holdings combined, are the largest shareholder. A subsidiary is also required to be consolidated if the parent company is deemed to have effective control through majority board of director representation or other management rights.
Investments in subsidiaries and affiliates that are not consolidated are accounted for under the equity method.
Under US GAAP, financial statements are presented on a consolidated basis; there is no exception for immaterial subsidiaries. Consolidation is required when one entity has a controlling interest in another entity. The usual condition for a controlling financial interest is ownership of a majority voting interest, directly or indirectly, unless control does not rest with the majority owner. If control does not rest with the majority shareholder due to the existence of substantive participating rights held by the minority shareholder, the majority shareholder is precluded from consolidating the entity. In those circumstances, the investment is generally accounted for using the equity method. In addition, under US GAAP, are consolidated by their primary beneficiaries, the party which absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests.
For Korean GAAP purposes, the Company has accounted for its 99.8% investment in SD Bio Standard Diagnostics Pvt Ltd. (“SD Bio”) under the equity method as described in Note 2 and Note 7. For U.S GAAP purposes, the Company has consolidated SD Bio Standard Diagnostics Pvt Ltd.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Effect of the application of US GAAP on net income:

(in millions of Korean won)	2009
Adjustments:
Consolidation of the net income of SD Bio	~~W~~	373
Adjustment for the deferral of profits on related party inventory purchases		294
Elimination of the equity in income of affiliate		(753)
Income tax effect of the adjustments above		(26)

Effect of the application of US GAAP on net income (Adjustment A)	~~W~~	(112)

Adjustments to the financial conditions as of December 31, 2009

(in millions of Korean won)		Total asset		Total liability		Equity
Adjustments:
Cash and cash equivalents	A1)	~~W~~	562	~~W~~	—	~~W~~	562
Short-term available-for-sale securities	A1)		1,422		—		1,422
Trade and other accounts receivable	A2)		(3,284)		—		(3,284)
Other current assets	A1 & A3)		845		—		845
Inventories	A3)		2,401		—		2,401
Equity-method investments	A4)		(1,353)		—		(1,353)
Property, plant and equipment, net	A1)		1,473		—		1,473
Intangible assets	A1)		2		—		2
Trade and other accounts payable	A5)		—		2,113		(2,113)
Other current liabilities	A6)		—		2		(2)

A1)	Adjusted for consolidation of assets held by SD Bio.

A2)	Adjusted for consolidation of assets held by SD Bio and the elimination of related party receivables in consolidation.

(in millions of Korean Won)	2009
Adjustments:
Accounts receivable of SD Bio	~~W~~	2,436
Elimination of related party accounts receivable in consolidation		(5,720)

Net adjustment to accounts receivable	~~W~~	(3,284)

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009

A3)	Adjusted for consolidation of assets held by SD Bio and the elimination of intragroup profit

(in millions of Korean Won)	2009
Adjustments:
Inventory of SD Bio	~~W~~	2,855
Elimination of intergroup profit		(454)

Net adjustment to inventory	~~W~~	2,401

Income tax effect on elimination of intergroup profit		40

A4)	Adjusted to eliminate the SD Bio equity-method investment balance.

A5)	Adjusted for consolidation of liabilities at SD Bio and the elimination of related party payables in consolidation.

(in millions of Korean Won)	2009
Adjustments:
Accounts payable of SD Bio	~~W~~	7,833
Elimination of related party accounts payable in consolidation		(5,720)

Net adjustment to accounts payable	~~W~~	2,113

A6)	Adjusted for consolidation of liabilities at SD Bio.
Equity method accounting
Under Korean GAAP, investments in substantially controlled entities in which a company’s investment in voting stock gives it the ability to exercise significant management control over operating and financial policies (generally when the company owns between 20% and 50% of the voting interest of an investee) are recorded using the equity method of accounting.
However, investments in small affiliates with total assets of less than ~~W~~ 10 billion as of the prior year end are recorded at cost as available-for-sale securities in accordance with SKAS No. 15, Equity Method of Accounting, except where the effect of applying the equity method of accounting for investments is material. Under this exception, notwithstanding that ownership interest may be greater than 20%, the investment security would be recorded as an available-for-sale security.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
The investor’s share in net income or net loss of the investees is reflected in current operations. Changes in the retained earnings, capital surplus or other capital accounts of the investees are accounted for as an adjustment to retained earnings or to capital adjustments. Effective January 1, 2005, unrealized gains and losses multiplied by the controlling entity’s ownership percentage are eliminated in accordance with SKAS No. 15. If an investor holds assets which are of investment characteristics such as preferred stocks and long term receivables, the investor shall continue to recognize the losses of the investee using equity method until the carrying amounts of such assets are reduced to zero even after the carrying amount of an investment in affiliates falls below zero.
Under US GAAP, investments in which an entity has the ability to exercise significant influence over operating and financial policies of the investee are recorded under the equity method. In general, when the entity owns between 20% and 50% of the voting interest of an investee, there is a presumption that the investor has the ability to exercise significant influence until overcome by predominant evidence to the contrary. Under the equity method, intercompany profits and losses are eliminated until realized by the investor or investee. The investor’s share in net income or net loss of the investees is reflected in current operations. These differences between Korean GAAP and US GAAP resulted in adjustments included in the differences under Principles of Consolidation above for SD Bio and in the reclassification of a separate investment in BioNote, Inc. from the equity method under Korean GAAP to the investment method under US GAAP.
Effect of the application of US GAAP on net income:

(in millions of Korean won)	2009
Adjustments:
Non-operating income	~~W~~	(67)
Income tax effect of the adjustment above		44

Effect of the application of US GAAP on net income (Adjustment B)	~~W~~	(23)

Adjustments to the financial conditions as of December 31, 2009:

(in millions of Korean won)		Total asset		Total liability		Equity
Adjustments:
Investment in securities	B1)	~~W~~	320	~~W~~	—	~~W~~	320
Equity-method investments	B2)		(714)		—		(714)
Long-term deferred income taxes	B3)		61		—		61

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Investments Securities
Securities under Korean GAAP are classified into three categories, trading, available-for-sale and held-to-maturity, which is similar to US GAAP. Securities are initially measured at cost, including incidental expenses, with cost being determined using the average method. A company determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each financial year end.
The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the balance sheet date, except for non-marketable equity securities which are measured at cost subsequent to initial measurement if their fair values cannot be reliably estimated. Non-marketable debt securities are carried at a value using the present value of future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating announced by a public independent credit rating agency. If the application of such measurement method is not feasible, estimates of fair values may be made using a reasonable valuation model or quoted market prices of similar debt securities issued by entities conducting business in similar industries.
A company recognizes an impairment loss on its investments in securities if there is objective evidence that the securities are impaired. The impairment loss is charged to the statement of income. Under Korean GAAP, if there is a clear indication of recovery in securities previously impaired, an amount up to the amount of impairment loss previously recognized is reversed as reversal of impairment and recorded as other income.
Under Korean GAAP, classification of securities from/to held-to-maturity to/from available-for-sale is allowed in general. However, if an entity has a history in the previous two fiscal years of (1) selling held-to-maturity securities prior to their maturity dates or (2) transferring its held-to-maturity securities to available-for-sale securities, it is prohibited from classifying its available-for-sale securities to held-to-maturity securities. Classification from available-for-sale securities to trading securities and vice versa is prohibited, except when trading securities lose their marketability, in which case they are then allowed to be classified as available-for-sale securities.
US GAAP requires investments in all debt securities and equity securities with a readily determinable fair value to be classified into three categories and accounted for as follows: (1) held-to-maturity: debt securities that a company has the positive intent and ability to hold to maturity are reported at amortized cost; (2) trading: debt and equity securities that are bought and held principally for the purpose of selling them in the near term are reported at fair value with unrealized gains and losses included in earnings; and (3) available-for-sale: debt and equity securities not classified as either held to maturity securities or trading securities are classified as “available-for-sale securities” and reported at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income. These classifications do not apply to non-marketable equity investments. Equity securities that are not accounted for under the aforementioned classifications or under the equity method should be accounted for at historical cost under US GAAP. For individual securities classified as either held-to-maturity or available-for-sale, if a decline in fair value below the cost is judged to be other than temporary, the cost basis of the individual securities is written down to fair value and the amount of write-down is included in earnings. An impairment write-down creates a new cost basis which is not changed for subsequent recoveries of fair value.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Under US GAAP, transfers from the held-to-maturity category should be rare, except for transfers due to changes in circumstances such as significant deterioration in the issuer’s creditworthiness and a major business combination or disposition. Given the nature of a trading security, transfers into or from the trading category also should be rare. These differences between Korean GAAP and US GAAP resulted in no material difference for the financial statements for year ended December 31, 2009.
Inventories
Under Korean GAAP, inventories are to be carried at the lower of cost or market value. An inventory valuation loss is recorded as a component of cost of goods sold. Subsequent recoveries, if any, of inventory valuation adjustments result in an increase in the carrying value of the inventory up to the original cost.
US GAAP also requires inventory to be stated at the lower of cost or market value. Obsolescence, valuation and inventory quantity adjustments are included as part of cost of goods sold under. However, subsequent recoveries of inventory valuation adjustments are not allowed. These differences between Korean GAAP and US GAAP resulted in no material difference for the financial statements for year ended December 31, 2009.
Reversal of recognized impairment losses of long-lived assets
Under Korean GAAP, recovery of impairment loss of long-lived assets, when it is objectively related to an event occurring after the recognition of impairment loss, is recognized in current income. However, the new carrying amount after the reversal of impairment cannot exceed the carrying value of the asset that would have been measured at the date of reversal had no impairment loss been recognized.
Under US GAAP, property, plant and equipment is stated at cost, less accumulated depreciation and impairment loss, if any. Upward revaluation of property, plant and equipment is not permitted. Under US GAAP, previously recognized impairment loss cannot be reversed. These differences between Korean GAAP and US GAAP resulted in no material difference for the financial statements for year ended December 31, 2009.
Derivatives
Under Korean GAAP, when all critical terms of the hedging instrument and the hedged item are the same, a hedging relationship is considered to be highly effective without formally assessing hedge effectiveness. Under US GAAP, unless conditions to qualify for the shortcut method are met, a formal hedge effectiveness should be assessed to qualify for a hedge accounting at inception of the hedge. The Company’s derivatives were not accounted for as a hedge under Korean GAAP.
Intangible assets (excluding goodwill)
Under Korean GAAP, an intangible asset is recognized only if (1) it is probable that future economic benefits attributable to the asset will flow into the entity and (2) the cost of the asset can be measured reliably. The amortizable amount of an intangible asset is allocated on a systematic basis over the best-estimate of its useful life, which period should not exceed 20 years from the date on which the asset is available for use, except in the case where, by contract or applicable law, an entity has monopolistic and exclusive rights to control an intangible asset. Amortization shall commence when the asset is available for use.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Under Korean GAAP, if the recoverable amount of an intangible asset falls to less than its carrying amount due to obsolescence or a sharp decline in market value of the asset or other factors, the carrying amount of the asset is reduced to its recoverable amount and the reduced amount is recognized as an impairment loss. However, if the recoverable amount of a previously impaired intangible asset exceeds its carrying amount in subsequent reporting periods, an amount equal to the excess shall be recorded as reversal of impairment loss. The increased carrying amount of an asset due to a reversal of impairment loss shall not exceed the carrying amount that would have been determined, had no impairment loss been recognized in prior years. If an intangible asset is not in use and held for disposal, the intangible asset shall be carried at its carrying amount as of the date when its use is suspended, and tested for impairment at the end of each fiscal year to recognize possible impairment loss.
Under US GAAP, intangible assets are classified into two categories; finite-lived intangible assets and indefinite-lived intangible assets. If an identifiable intangible asset has an indefinite useful economic life that is supported by clearly identifiable cash flows, then it is not subject to amortization. Instead, the carrying amount of such intangible is to be tested for impairment at least annually. An impairment loss would be recognized if the carrying amount exceeds the fair value. Finite-lived intangible assets are amortized over their estimated economic useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss would be recognized if the carrying amount of such assets exceeds the undiscounted cash flows projected to be generated by the assets. Recoveries after impairment loss recognition are not permitted.
Under Korean GAAP, a portion of the research and development costs incurred by the Company have been recorded as intangible assets and amortized over a period not exceeding 20 years. Under US GAAP, research and developments costs are generally expensed as incurred. The US GAAP reconciliation adjustment for the capitalization and amortization of research and development intangible assets for the year ended December 31, 2009 had the impact to increase Net Income by ~~W~~ 452 million.
Effect of the application of US GAAP on net income:

(in millions of Korean won)	2009
Adjustments:
Expense research and development costs capitalized under Korean GAAP	~~W~~	(218)
Eliminate the amortization expense associated with previously capitalized costs		212
Eliminate the impairment loss associated with previously capitalized costs		502
Income tax effect of the adjustment above		(44)

Effect of the application of US GAAP on net income (Adjustment C)	~~W~~	452

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Adjustments to the financial conditions as of December 31, 2009:

(in millions of Korean won)		Total asset		Total liability		Equity
Adjustments:
Intangible assets	C1)	~~W~~	(1,226)	~~W~~	—	~~W~~	(1,226)
Deferred tax assets	C2)		241		—		241

C1)	Adjusted for the removal of the capitalized research and development costs.

C2)	Adjusted for the deferred income tax assets associated with the differences in accounting for research and development costs.
Annual leave
Korean GAAP does not require the company to record the vested obligation at the balance sheet date of employee annual leave time. US GAAP requires that vested obligation be recongized on the balance sheet and the change in the vested obligation be recorded in the current year’s compensation expense.
Effect of the application of US GAAP on net income:

(in millions of Korean won)	2009
Adjustments:
Compensation expense related to employee annual leave time	~~W~~	(31)
Income tax effect of the adjustment above		—

Effect of the application of US GAAP on net income (Adjustment D)	~~W~~	(31)

Adjustment to the financial conditions as of December 31, 2009:

(in millions of Korean won)		Total asset		Total liability		Equity
Adjustment:
Other current liabilities	D1)	~~W~~	—	~~W~~	125	~~W~~	(125)

D1)	Adjusted for accrued expenses related to employee annual leave time.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Retirement and severance benefits
Under the Korean labor law, employees with more than one year of service are entitled to receive a lump sum payment upon voluntary or involuntary termination of their employment. The amount of the benefit is based on the terminated employee’s length of employment and rate of pay prior to termination. Korean GAAP requires that a company record the vested benefit obligation at the balance sheet date assuming all employees were to terminate their employment as of that date. The change in the vested benefit obligation during the year is recorded as the current year’s severance expense.
US GAAP requires the use of actuarial methods for measuring annual employee benefit costs including the use of assumptions as to the rate of salary progression and discount rate, and the amortization of prior service costs over the remaining service period of active employees. US GAAP also requires employers to recognize the obligation to provide post-employment benefits if the obligation is attributable to employees’ services already rendered, employees’ rights to those benefits accumulate or vest, payment of the benefits is probable, and the amount of the benefits can be reasonably estimated. For fiscal years ending after December 15, 2006 (with respect to companies with “publicly traded equity securities”, and fiscal years ending after June 15, 2007 (with respect to other companies), US GAAP requires employers to recognize the overfunded or underfunded portion of a defined benefit post-retirement plan as an asset or liability in their statement of financial position. US GAAP also requires employers to recognize changes in that funded status in the year in which the changes occur through comprehensive income, net of tax. In addition, defined benefit plan assets and liabilities must be measured as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). These differences between Korean GAAP and US GAAP resulted in no material difference for the financial statements for year ended December 31, 2009.
Accounting for income taxes
Under Korean GAAP, a deferred income tax asset is recognized only when its realization is probable. An appropriate write-down of a previously recognized deferred tax asset is deducted directly from the deferred tax asset with a corresponding increase to income tax expense. Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related balance sheet accounts. Deferred taxes are recognized on the temporary differences related to unrealized gains and losses on investment securities that are reported as a separate component of capital adjustments.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Additional provisions or reversals of previously provided liabilities arising from the finalization of income tax returns, the filing of amended tax returns or examinations of prior year tax returns by tax authorities are reported as income tax expense (benefit). There is no specific accounting principle for recognition and measurement of uncertain tax positions under Korean GAAP. Therefore, any exposure related to uncertain tax position is considered in accordance with the accounting policy for contingencies.
Under US GAAP, deferred tax assets are not directly written down, but rather reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance is established through a charge to income tax expense.
Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting. A deferred tax liability or asset that is not related to an asset or liability for financial reporting, including deferred tax assets related to carry forwards, is classified according to the expected reversal date of the temporary difference. Additional provisions or reversals of previously provided liabilities arising from the finalization of income tax returns, the filing of amended tax returns or examinations of prior year tax returns by tax authorities represent changes in estimate, and are reported as a component of income tax expense.
Factoring of accounts receivable
Under Korean GAAP, accounts receivable exclude those receivables covered by any non-recourse factoring agreements as substantially all the risks and rewards of ownership have been transferred to the factor. Under US GAAP, the factored debts are included within accounts receivable and the liability included in borrowings.
Adjustment to the financial conditions as of December 31, 2009:

(in millions of Korean won)		Total asset		Total liability		Equity
Adjustment:
Accounts receivable	E1)	~~W~~	247	~~W~~	—	~~W~~	247
Other current liabilities	E1)		—		247		(247)

E1)	Adjusted for factored accounts receivable.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Government grants
Under Korean GAAP, government grants received without obligation to be repaid are presented as a deduction from the received asset until used in acquisition of the related asset and offset against cost of assets purchased with such grants. Under US GAAP, government grants related to assets shall be presented in the balance sheet either by setting up the grant as deferred income or by deducting the grant in arriving at the carrying amount of the asset. Government grants received which is not used for acquisition of related assets yet, are presented as liabilities.
Adjustment to the financial conditions as of December 31, 2009:

(in millions of Korean won)		Total asset		Total liability		Equity
Adjustment:
Government grant	F1)	~~W~~	678	~~W~~	—	~~W~~	678
Other current liabilities	F1)		—		678		(678)

F1)	Adjusted for government grants.
Classification of Payments to Customers
Under Korean GAAP, incentives paid to customers are recorded as a sales and marketing expense within operating expenses. Under US GAAP, unless the Company receives a future benefit from the incentive payment, incentives paid to customers are recorded as a reduction of revenues. For the financial statements period ending December 31, 2009, the Company made incentive payments to customers totaling approximately ~~W~~ 987 million. For US GAAP, these payments have been classified as a reduction of revenue and impact the condensed consolidated income statement below by decreasing both net revenues and selling, general, administrative and research and development costs. This reclassification has no impact on either consolidated net income or shareholders’ equity.
Classification differences in the Statements of Income
Certain income and expense items in the Company’s statements of income including: (i) gains and losses on disposition of property, plant and equipment; (ii) impairment of property, plant and equipment; (iii) reversal of allowance for doubtful accounts; (iv) donations; (v) reversal of allowance for sales return (vi) and impairment of intangible assets have been classified as non-operating under Korean GAAP and excluded from the determination of operating income. Under U.S. GAAP, the above noted income and expense items would be included in the determination of operating income. After reclassification of those items, operating income under U.S. GAAP would be ~~W~~ 31,966 million for the years ended December 31, 2009.
Disclosure of new accounting pronouncements
Korean GAAP does not require disclosure of the impact that recently issued accounting standards will have on the financial statements when adopted in the future.
US GAAP requires disclosure of the impact that recently issued accounting standards will have on the financial statements when adopted in the future.

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Effect of differences
The effect of the adjustments to attributable profit for the year and to equity that would be required if US GAAP were to be applied instead of Korean GAAP is summarized as follows: The condensed consolidated income statement presented below reflects the adjustments to Net Income for the year.
Effect of the application of US GAAP on net income:

(in millions of Korean won)	2009
Net income as shown in the financial statements	~~W~~	29,691
Description of items having the effect of increasing reported income:
Capitalization and amortization of research and development costs (Adjustment C)		452
Description of items having the effect of decreasing reported income
Consolidation of SD Bio (Adjustment A)		(112)
Measurement at acquisition cost of Bionote, Inc. (Adjustment B)		(23)
Compensation expense related to employee annual leave time (Adjustment D)		(31)

Net income according to US GAAP	~~W~~	29,977

The condensed consolidated income statement under US GAAP is as follows:

(in millions of Korean won)	2009
Net revenue	~~W~~	72,650
Cost of goods sold		(23,253)
Selling, general, administrative and research and development costs		(17,431)
Non-operating income		3,007
Non-operating expense		(4,440)
Income before income taxes		30,533
Income tax expense		(556)

Net income	~~W~~	29,977

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Adjustments to the financial conditions as of December 31, 2009:

(in millions of Korean won)		Total asset		Total liability		Equity
Korean GAAP		~~W~~	87,865	~~W~~	8,995	~~W~~	78,870
Adjustments:
Cash and cash equivalents	A1)		562		—		562
Government grants	F1)		678		—		678
Short-term available-for-sale securities	A1)		1,422		—		1,422
Trade and other accounts receivable	A2) & E1)		(3,037)		—		(3,037)
Other current assets	A1) & A3)		845		—		845
Inventories	A3)		2,401		—		2,401
Investment in securities	B1)		320		—		320
Equity-method investments	A4) & B2)		(2,067)		—		(2,067)
Property, plant and equipment, net	A1)		1,473		—		1,473
Intangible assets	A1) & C1)		(1,224)		—		(1,224)
Long-term deferred income tax assets	B3) & C2)		302		—		302
Trade and other accounts payable	A5)		—		2,113		(2,113)
Other current liabilities	A6), E1), F1)		—		1,052		(1,052)

US GAAP		~~W~~	89,540	~~W~~	12,160	~~W~~	77,380

Standard Diagnostics, Inc.
Notes to the Financial Statements
December 31, 2009
Consolidated statement of cash flows
Under both Korean GAAP and U.S. GAAP, cash flows are classified under operating activities, investing activities and financing activities. Under U.S. GAAP, cash flows related to purchases and sales of derivatives held for trading purposes are classified as cash flows from operating activities. However, under Korean GAAP, they are classified as cash flows from investing activities.
The following table reconciles cash flows from operating, investing and financing activities for the year ended December 31, 2009 and cash and cash equivalents at December 31, 2009 under Korean GAAP, as reported in the financial statements to cash flows from operating, investing and financing activities for the year ended December 31, 2009 and cash and cash equivalents at December 31, 2009 under US GAAP.

(in millions of Korean won)	2009
Cash flows provided by operating activities based on Korean GAAP	~~W~~	23,926
Adjustments:
Principals of consolidation (Adjustment A1)		1,479
Capitalization and amortization of research and development costs (Adjustment C)		(569)
Decrease in currency option liabilities		(6,898)

Cash flows from operating activities based on US GAAP	~~W~~	17,938

Cash flows used in investing activities based on Korean GAAP	~~W~~	(17,600)
Adjustments:
Principals of consolidation (Adjustment A1)		(1,534)
Capitalization and amortization of research and development costs (Adjustment C)		569
Decrease in currency option liabilities		6,898

Cash flows from investing activities based on US GAAP	~~W~~	(11,667)

Cash flows used in financing activities based on Korean GAAP	~~W~~	(1,778)
No Adjustments		—

Cash flows from financing activities based on US GAAP	~~W~~	(1,778)

Cash at the beginning of the period based on Korean GAAP	~~W~~	5,536
Adjustments:
Principals of consolidation (Adjustment A1)		617

Cash at the beginning of the period based on US GAAP	~~W~~	6,153

Cash at the end of the period based on Korean GAAP	~~W~~	10,083
Adjustments:
Principals of consolidation (Adjustment A1)		562

Cash at the end of the period based on US GAAP	~~W~~	10,645